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                                                          EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of NRG Energy, Inc. on Form S-1 of our report dated March 24, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 11, 1997